EXHIBIT 10.2
AMENDMENT TO
EMPLOYMENT AGREEMENT
This AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of April 20, 2000, and as previously amended on March 1, 2001 and March 31, 2011, between EarthWeb Inc., a Delaware corporation (which subsequently changed its name to Dice Inc. (the “Company”)), Dice Holdings, Inc., the parent of the Company (“Dice Holdings”), and Michael P. Durney (“Employee”) is dated as of July 29, 2013.
WHEREAS, the Company and Employee wish to amend the Employment Agreement to provide for revised compensation terms in connection with the announcement that Employee will become the new President and Chief Executive Officer of Dice Holdings and the Company.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:
1.Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.
2.    Amendment of Addendum to Employment Agreement.
(a)    The Addendum is hereby amended by revising the Annual Base Salary to be increased, effective as of October 1, 2013, to $500,000.
(b)    The Addendum is hereby further amended by revising Employee’s target annual cash bonus to be increased, effective as of October 1, 2013, to 100% of his Annual Base Salary.
(c)    The Addendum is hereby further amended by providing for additional equity grants as follows:  Effective on July 24, 2013 (“Date of Grant”), pursuant to the terms and conditions of the Dice Holdings, Inc. 2012 Omnibus Equity Award Plan (the “Plan”), Employee shall be granted (1) options to purchase 225,000 shares of Dice Holdings common stock (the ”Options”) with an exercise price per share equal to $9.27 (the closing price on the Date of Grant), and (2) 80,000 shares of restricted common stock of Dice Holdings (the “Restricted Stock”); and that the Options shall have a 7-year term, and vest 25% on the first anniversary of the Date of Grant and ratably quarterly thereafter, and the Restricted Stock shall vest 25% on each of the first four anniversaries of the Date of Grant, and the Options and Restricted Stock shall have such other terms as provided in Dice Holdings’ standard form of option and restricted stock agreements for grants under the Plan, respectively.

3.    Continuing Effect of Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement (including the Addendum thereto) are and shall remain in full force and effect.
4.    Governing Law. This Amendment shall be governed by, construed under, and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions or any conflict of laws provisions of any other jurisdiction which would cause the application of any law other than that of the State of New York.
5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

DICE INC.
By: /S/ BRIAN P. CAMPBELL
Name: Brian P. Campbell
Title: Vice President and General Counsel
DICE HOLDINGS, INC.
By: /S/ BRIAN P. CAMPBELL
Name: Brian P. Campbell
Title: Vice President and General Counsel

EMPLOYEE
/S/ MICHAEL P. DURNEY
Michael P. Durney
[Signature page to amendment to Employment Agreement
between the Company and Michael P. Durney]

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